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                                                                      Exhibit 12


RATIO OF EARNINGS TO FIXED CHARGES


                                                      SIX
                                                     MONTHS
                                                     ENDED
                                                    JUNE 30,                         YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------
 ($ in millions)                                      2003         2002         2001         2000        1999         1998
-----------------------------------------------------------------------------------------------------------------------------
FIXED CHARGES
Interest and discount expense (a)                   $ 3,652      $ 6,869      $ 7,599      $ 8,295      $ 6,526      $ 5,787
Estimated interest within rental expense                 49           96          108          105           98           79
-----------------------------------------------------------------------------------------------------------------------------
                                                      3,701        6,965        7,707        8,400        6,624        5,866

EARNINGS
Pretax income from continuing operations
before adjustments for minority interests
in consolidated subsidiaries or income or
loss from equity investees                            2,478        3,001        2,900        2,580        2,513        1,957
Fixed charges                                         3,701        6,965        7,707        8,400        6,624        5,866
-----------------------------------------------------------------------------------------------------------------------------
                                                    $ 6,179      $ 9,966      $10,607      $10,980      $ 9,137      $ 7,823

RATIO OF EARNINGS TO FIXED CHARGES                     1.67         1.43         1.38         1.31         1.38         1.33
=============================================================================================================================

(a) Excludes the effect of gains or losses on derivatives related to debt.